SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 21, 2000


                           Barringer Laboratories, Inc.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

            0-8241                                      84-0951626
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    (Commission File Number)             (IRS Employer Identification Number)


               15000 W. 6TH AVE, SUITE 300, GOLDEN, COLORADO 80401
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               (Address of principal executive offices) (Zip code)


        Registrant's telephone number, including area code (303) 277-1687
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                 (Former address, if changed since last report)

                          Barringer Laboratories, Inc.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant's Certifying Accountant

The following information is provided in accordance with Item 304(a)(1) of regulation S-K:

     i. BDO Seidman, the registrant's former certifying accountant firm, was notified on June 21, 2000 that their services were no longer required. Another firm was engaged to perform the registrant's audit services, which will reported under a separate 8-K.

     ii. The principal accountant's report on the financial statements for either of the past two years contained neither adverse opinion nor disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     iii. The decision to change accountants was approved by the Board of directors.

     iv. During the registrant's two most recent fiscal years and any subsequent interim period preceding the certifying accountant's dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     v.   No events listed in Item 304(a)(1)(v) of regulation S-K have occurred.



Item 7. Financial Statements and Exhibits

(c)  Exhibits.


Exhibit        Description
-------        -----------

16             Letter from BDO Seidman, LLP



                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Barringer Laboratories, Inc.
                              ---------------------------
                                    (Registrant)


  Date June 28, 2000          By /s/ J. Graham Russell
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                                 J. Graham Russell,
                                 Chief Executive Officer and President